Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (the “Agreement”) is entered into as of March 22, 2006 by and among China-Biotics, Inc., a Delaware corporation (“China-Biotics”), Sinosmart Group Inc., a British Virgin Islands corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (“Company Shareholders”).

RECITALS

A. The Company has authorized share capital consisting of $50,000, divided into 50,000 ordinary shares, $1.00 par value (the “Ordinary Shares”), of which 14,287 Ordinary Shares are issued and outstanding as of the date of this Agreement (the “Company Shares”). The Company Shareholders currently own all of the issued and outstanding Ordinary Shares.

B. The Company Shareholders wish to sell, and China-Biotics wishes to acquire, all of the issued and outstanding Company Shares in exchange for China-Biotics’ issuance of a total of 15,980,000 shares (the “Exchange Shares”) of common stock of China-Biotics (“Common Stock”) to the Company Shareholders and their designees, subject to and upon the terms and conditions hereinafter set forth (the “Reorganization”).

INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
SHARE EXCHANGE

1.1 Agreement to Exchange Securities. Subject to the terms and upon the conditions set forth herein, each Company Shareholder agrees to sell, assign, transfer and deliver to China-Biotics, and China-Biotics agrees to purchase from each Company Shareholder, at the Closing, all of the Company Shares owned by such Company Shareholder, in exchange for the issuance by China-Biotics, at the Closing, to each such Company Shareholder the number of Exchange Shares set forth next to each Company Shareholder’s name on Exhibit B hereto; provided that certain of such Company Shareholders have directed that a portion of the Exchange Shares to be received by such Company Shareholders at Closing be issued to their designees as set forth on Exhibit B, and each such Company Shareholder hereby instructs China-Biotics to issue the amount of Exchange Shares set forth beside each such designee’s name set forth on Exhibit B to such designee.

1.2 Closing. The closing of the Reorganization (the “Closing”) shall take place at the offices of Preston Gates & Ellis LLP., located at 925 Fourth Avenue, Suite 2900, Seattle, WA 98104, at 10:00 a.m., local time, on March 22, 2006, or at such other time and place as may be agreed to by the Company and China-Biotics (“Closing Date”).

1.3 Closing Deliveries. At the Closing, the following deliveries shall be made:

(a) Company Shares. Each Company Shareholder shall deliver to China-Biotics any certificate(s) evidencing the Company Shares owned by such Company Shareholder (“Company Certificates”), along with duly executed assignments of such Company Certificates, in order to effectively vest in China-Biotics all right, title and interest in and to the Company Shares owned by such Company Shareholder. From time to time after the Closing Date, and without further consideration, each Company Shareholder shall execute and deliver such other instruments of transfer and take such other actions as China-Biotics may reasonably request in order to more effectively transfer to China-Biotics the securities intended to be transferred hereunder.

(b) Exchange Shares. China-Biotics shall issue to the Company Shareholders (and their designees, as contemplated by Section 1.1) the Exchange Shares and deliver original certificates evidencing the Exchange Shares, in form and substance satisfactory to the Company Shareholders, in order to effectively vest in each Company Shareholder and each such designee its respective right, title and interest in and to the Exchange Shares, or deliver a letter, in form and substance acceptable to the company, instructing China-Biotics’s transfer agent to take such actions.

(c)  Other Documents. Each of the Company, China-Biotics and each Company Shareholder shall receive, in a form and substance reasonably satisfactory to it, all certificates and other documents, instruments and writings to evidence the transactions contemplated by this Agreement from any other party hereto as it may reasonably request.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to China-Biotics that the following are correct and complete as of the date hereof, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case the Company represents and warrants to China-Biotics that such representations and warranties were true, correct and complete with respect to such date or period:

2.1 Disclosure Schedule. Attached hereto as Exhibit C is a draft of a registration statement on Form SB-2 prepared by the Company dated March 22, 2006 (the “Registration Statement”), which is anticipated to be filed with the Securities and Exchange Commission (“SEC”) after the Closing. All of the representations and warranties of the Company set forth in this Article 2 are subject to (a) the disclosure contained in the Registration Statement, provided that the information set forth in the Registration Statement is not intended to constitute, and shall not be construed as constituting, any representations or warranties by the Company hereunder, except as and to the extent expressly provided herein, and (b) any documents or transactions entered into in connection with or contemplated by this Agreement or the Company’s issuance of shares in a private placement pursuant to a Subscription Agreement, dated as of the date hereof, which was consummated immediately prior to the execution and delivery of this Agreement.

2.2 Corporate Organization, Standing, Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.12) on the Company.

2.3 Capitalization; Subsidiaries.

(a) The Company has authorized share capital consisting of $50,000, divided into 50,000 ordinary shares, $1.00 par value, of which 14,287 Ordinary Shares are issued and outstanding as of the date of this Agreement. All Company Shares have been duly authorized and are validly issued, fully paid and nonassessable and are without preemptive rights. Other than as contemplated by this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the future issuance, sale, delivery or transfer of the capital securities of the Company, including any right of conversion or exchange under any security or other instrument.

(b) The Company does not own, and has never owned, directly or indirectly, any equity interest in any person, other than (i) the Company owns 100% of the equity interests of Growing State Limited, a British Virgin Islands corporation and (ii) the Company owns 100% of the equity interests in Shanghai Shining Biotechnology Co., Ltd., a Chinese corporation (together, the “Subsidiaries”). There is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which either Subsidiary is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of such Subsidiary, including any right of conversion or exchange under any security or other instrument.

2.4 Authorization. The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.5 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein, in each case by the Company, will:

(a) violate, contravene or be in conflict with any provision of the articles of association or memorandum of association of the Company or the similar governing documents of any Subsidiary;

(b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or either Subsidiary is a party or by which the Company or either Subsidiary or any of the Company’s properties or assets or the properties or assets of either Subsidiary are or may be bound;

(c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of the Company or either Subsidiary under any debt, obligation, contract, agreement or commitment to which the Company or either Subsidiary is a party or by which the Company or either Subsidiary or any of the Company’s or any Subsidiary’s assets or properties are bound; or

(d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.6 Consents and Approvals. No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the Company and other than any Consents which have been obtained.

2.7 Compliance With Law; Permits and Other Operating Rights. The assets, properties, business and operations of the Company and each Subsidiary are and have been in compliance in all respects with all Laws applicable to their respective assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. The Company and each Subsidiary possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company or any Subsidiary from being able to continue to use such permits and operating rights. Neither the Company nor any Subsidiary has received notice of any violation of any such applicable Law or is in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

2.8 Issuance of Common Stock. To the Company’s knowledge, as of the date of this Agreement and as of the Closing Date, no facts or circumstances exist or will exist that could cause the issuance of Common Stock pursuant to the Reorganization to fail to meet an exemption from the registration requirements of Section 4(2) of the Securities Act and Rule 506 of Regulation D under of the Securities Act or Regulation S under the Securities Act.

2.9 Books and Records. The books of account, minute books, stock record books, and other material records of the Company and each Subsidiary are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company and each Subsidiary contain accurate and complete records of all formal meetings held of, and corporate action taken by, the members, the managers and committees of the managers of the Company and each Subsidiary.

2.10 Financial Statements. The Company has furnished or made available to China-Biotics the Company’s consolidated audited financial statements for the fiscal years ended March 31, 2005 and 2004 and unaudited financial statements at and for the nine month period ended December 31, 2005. Such financial statements (i) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to such financial statements) and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations of the Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of such financial statements have been included.

2.11  Real Property; Leases. Neither the Company nor any Subsidiary owns any real property or is party to any lease or sublease for any real property or personal property.

2.12 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Company, threatened or contemplated by or against or involving Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.13 Contracts and Commitments; No Default. Neither the Company nor any Subsidiary is a party to, nor are any of its assets bound by, any material contract, oral or written (each, an “Company Contract”). None of the Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary is in breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.14 No Adverse Changes. There has been no Material Adverse Effect with respect to the Company since December 31, 2005.

2.15 Accuracy of Information. No representation or warranty made by the Company in this Agreement or in any agreement or certificate furnished or to be furnished to China-Biotics at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY SHAREHOLDERS

Each Company Shareholder, severally and not jointly, represents, warrants and covenants to China-Biotics with respect to itself that the following are correct and complete as of the date hereof, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case each Company Shareholder, severally and not jointly, represents, warrants and covenants to China-Biotics that such representations and warranties were true, correct and complete with respect to such date or period:

3.1 Power and Authority. The Company Shareholder has all requisite power and authority, or legal capacity, as the case may be, to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the “Documents”). Any action on the part of the Company Shareholder necessary for the authorization, execution, delivery and performance of the Documents by the Company Shareholder has been taken and no further authorization on the part of the Company Shareholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Company Shareholder, the Documents shall constitute the valid and legally binding obligation of the Company Shareholder enforceable in accordance with their respective terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally. Each Company Shareholder who is a natural person is over the age of 21, has not been declared incompetent, and has the right to execute, deliver and perform this Agreement without the consent or joinder of any other person or entity.

3.2 Ownership of and Title To Securities. Exhibit A to this Agreement accurately and completely sets forth all of the Company Shares owned of record by the Company Shareholder as of the date hereof. The Company Shareholder will transfer to China-Biotics good and marketable title to the Company Shares which it owns or will own, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by United States federal or state securities Laws.

3.3 Investment and Related Representations.

(a) Securities Laws Compliance. The Company Shareholder is aware that neither the Exchange Shares nor the offer or sale thereof to the Company Shareholder has been registered under the U.S. Securities Act of 1933 (the “Securities Act”), or under any state securities Laws. The Company Shareholder understands that the Exchange Shares will be characterized as “restricted” securities under federal securities Laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Company Shareholder agrees that the Company Shareholder will not sell all or any portion of Exchange Shares except pursuant to Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act, and will not engage in hedging transactions with regard to the Exchange Shares unless in compliance with the Securities Act. The Company Shareholder understands that each certificate for Exchange Shares issued to the Company Shareholder or to any subsequent transferee shall bear a legend substantially as set forth below, and that China-Biotics shall refuse to transfer the Exchange Shares except in accordance with such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS BEING MADE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS; AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

(b) Investment Representation. This Agreement is made with the Company Shareholder in reliance upon the Company Shareholder’s representation, which by the Company Shareholder’s execution of this Agreement the Company Shareholder hereby confirms, that the Exchange Shares to be received by the Company Shareholder are being acquired pursuant to this Agreement for its own account, for investment, and not with a view to the resale or distribution thereof (i) such that the Company Shareholder would be considered an “underwriter” as such term is defined in the Securities Act, and (ii) unless pursuant to an effective registration statement or exemption under the Securities Act.

(c) No Public Solicitation. The Company Shareholder is acquiring the Exchange Shares after private negotiation and has not been attracted to the acquisition of the Exchange Shares by any press release, advertising, publication, or other general solicitation or through any directed selling efforts (as such term is defined in Regulation S promulgated under the Securities Act) made in the United States.

(d) Access to Information. The Company Shareholder acknowledges that the reports (collectively the “SEC Reports”) filed by China-Biotics with the SEC are publicly available, and that the Company Shareholder has reviewed the SEC Reports to the extent that the Company Shareholder deemed necessary and appropriate in making an investment decision hereunder.

(e) Investor Solicitation and Ability to Bear Risk to Loss. The Company Shareholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Exchange Shares or, if so organized, all of its equity owners are accredited investors as defined in Regulation D promulgated under the Securities Act. The Company Shareholder acknowledges that it is able to protect its interests in connection with the acquisition of the Exchange Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Company Shareholder’s financial condition. The Company Shareholder otherwise has such knowledge and experience in financial or business matters that the Company Shareholder is capable of evaluating the merits and risks of the investment in the Exchange Shares.

(f) Accredited Investor/Non-U.S. Person Status. The Company Shareholder is at least one of the following: (i) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act or (ii) not a U.S. Person, and is not acquiring the Exchange Shares for the account or benefit of any U.S. Person, and is acquiring the Exchange Shares in an offshore transaction (as “U.S. Person” and “offshore transaction” are defined in Regulation S promulgated under the Securities Act).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CHINA-BIOTICS

China-Biotics hereby represents and warrants to the Company and the Company Shareholders that the following are correct and complete as of the date hereof, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case China-Biotics represents and warrants to the Company and the Company Shareholders that such representations and warranties were true, correct and complete with respect to such date or period:

4.1 [Intentionally omitted]

4.2 Corporate Organization, Standing and Power. China-Biotics is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on China-Biotics. Complete and correct copies of China-Biotics’ certificate of incorporation and bylaws have previously been made available to the Company.

4.3 Capitalization; Subsidiaries.

(a) China-Biotics has 110,000,000 shares of capital stock authorized, of which 100,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. China-Biotics has 21,100,000 shares of common stock issued and outstanding (the “China-Biotics Shares”) and no other shares of any class or series of capital stock issued and outstanding. All of the China-Biotics Shares have been duly authorized and are validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. Other than as contemplated by this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which China-Biotics is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of China-Biotics, including any right of conversion or exchange under any security or other instrument, other than pursuant to the Stan Ford Agreement.

(b) China-Biotics does not own, and has never owned, directly or indirectly, any equity interest in any person other than the 726 shares of stock of Diadem Resources Ltd. to be transferred pursuant to the Stan Ford Agreement.

4.4 Authorization. China-Biotics has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. The Board of Directors of China-Biotics has taken all action required by Law, China-Biotics’ certificate of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by China-Biotics and is the valid and binding legal obligation of China-Biotics enforceable against China-Biotics in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

4.5 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will:

(a) violate any provision of the certificate of incorporation or bylaws of China-Biotics; or

(b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which China-Biotics is a party or by which China-Biotics or any of its properties or assets is or may be bound;

(c) result in the creation or imposition of any Encumbrance upon any property or assets of China-Biotics under any debt, obligation, contract, agreement or commitment to which China-Biotics is a party or by which China-Biotics or any of their respective assets or properties is or may be bound; or

(d) materially violate any Law of any Authority.

4.6 Consents and Approvals. No Consent is required by any person or entity, including any Authority, in connection with the execution, delivery and performance of this Agreement by China-Biotics or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of China-Biotics, and other than any Consents which have been obtained or are required pursuant to applicable securities Laws.

4.7 Valid Issuance. The Exchange Shares to be issued in connection with this Agreement have been duly authorized and, when issued and delivered and upon the delivery of the consideration therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable.

4.8 SEC Filings; Financial Statements.

(a) All statements, reports, schedules, forms and other documents required to have been filed by China-Biotics with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”); and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC); and (iii) fairly present, in all material respects, the financial position of China-Biotics as of the respective dates thereof and the results of operations of China-Biotics for the periods covered thereby. All adjustments considered necessary for a fair presentation of such financial statements have been included.

4.9 No Liabilities. China-Biotics has no liabilities, obligations, or contingencies (whether absolute, accrued, or contingent) (each a “Liability” and collectively, “Liabilities”) except for (i) Liabilities expressly stated in the most recent balance sheet included in the SEC Reports or the notes thereto and (ii) Liabilities which do not exceed US$1,000 in the aggregate.

4.10 Assets. The sole assets of China-Biotics are (a) 726 shares of Diadem Resources Ltd which will be transferred to Stan Ford under the Stan Ford Agreement and (b) any cash in any bank account of China-Biotics. All mining claims previously owned by China-Biotics related to the Lac Laparre property have been relinquished prior to the date of this Agreement, and China-Biotics has no further Liabilities with respect to such mining claims.

4.11 Real Property; Leases. China-Biotics owns no real property and is not party to any lease or sublease for any real property or personal property. China-Biotics has terminated all agreements, arrangements and understandings with respect to its previous lease of office space from Stan Ford and has no further Liabilities with respect thereto.

4.12 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of China-Biotics, threatened or contemplated by or against or involving China-Biotics, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

4.13 Contracts and Commitments; No Default. China-Biotics is not a party to, nor are any of its assets bound by, any contract, oral or written (each, an “China-Biotics Contract”), that is not disclosed in the SEC Reports, except for (a) the Stan Ford Agreement and (b) that certain agreement between China-Biotics and Fred Cooper dated as of February 6, 2006 related to the redemption of 1,000,000 shares of Common Stock owned by Mr. Cooper (the “Fred Cooper Agreement”). None of the China-Biotics Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. China-Biotics is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the China-Biotics Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of China-Biotics, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

4.14 No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of China-Biotics.

4.15 Intercompany and Affiliate Transactions; Insider Interests. There are, and during the last three years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between China-Biotics, on the one hand, and any director, officer, employee, stockholder, or affiliate of China-Biotics, on the other hand, including loans, guarantees or pledges to, by or for China-Biotics or from, to, by or for any of such persons, that are currently in effect, other than the Fred Cooper Agreement and the Stan Ford Agreement.

4.16 No Adverse Changes. There has been no material adverse change in the business, financial condition, prospects, assets or operations of China-Biotics since November 30, 2005.

4.17 Compliance With Law; Permits and Other Operating Rights. The assets, properties, business and operations of China-Biotics are and have been in compliance in all respects with all Laws applicable to China-Biotics’ assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. China-Biotics possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent China-Biotics from being able to continue to use such permits and operating rights. China-Biotics has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

4.18 Taxes. China-Biotics has duly filed when due all tax reports and returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. China-Biotics has not received any notice of any tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with any Authority any agreement now in effect extending the period for assessment or collection of any taxes against it.

4.19 Accuracy of Information. No representation or warranty made by China-Biotics in this Agreement or in any agreement or certificate furnished or to be furnished to the Company at the Closing by or on behalf of China-Biotics in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

ARTICLE 5
COVENANTS OF THE PARTIES

5.1 Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company and China-Biotics shall each conduct their respective businesses and operations according to their ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of the other party, neither China-Biotics nor the Company shall:

(a) amend its certificate of incorporation, articles of association, bylaws or memorandum of association, as the case may be, except that China-Biotics may amend and restate its Certificate of Incorporation in the form previously provided to the Company;

(b) issue, reissue, sell, deliver, or pledge, or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities, or capital stock;

(c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities, other than, with respect to China-Biotics, entry into the Stan Ford Agreement;

(d) declare, set aside or pay any dividend or distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, or alter any term of any of its outstanding securities;

(e) (i) except as required under any employment agreement existing on the date hereof, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

(f) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed US$1,000 in the case of China-Biotics or US$300,000 in the case of the Company;

(g) make or enter into any commitment for capital expenditures which, individually or in the aggregate, exceed US$1,000 in the case of China-Biotics or US$300,000 in the case of the Company;

(h) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors; provided that the Company may enter into the Stan Ford Agreement;

(i) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

(j) acquire any of the business or assets of any other person or entity;

(k) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

(l) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

(m) settle or compromise any suit, claim or dispute or threatened suit, claim or dispute; or

(n) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

5.2 Full Access. Throughout the period prior to the Closing, each party shall afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the party in order that the other may have full opportunity to make such investigations as it shall desire to make of the affairs of the disclosing party. Each party shall furnish such additional financial and operating data and other information as the other shall, from time to time, reasonably request, including access to the working papers of its independent certified public accountants; provided, however, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing party.

5.3 Confidentiality. Each of the parties hereto agrees that it shall not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they shall not disclose, divulge, provide or make accessible (collectively, “Disclose”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, sources of financing, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party’s counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients’ agreement to comply with the provisions of this Section 5.3 with respect to such information. Notwithstanding the foregoing, the confidentiality obligations of this Section 5.3 will not apply after the Closing to any Information furnished to the Company or the Company Shareholders regarding China-Biotics or its business. The term “Information” does not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information if the Reorganization does not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

5.4 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

5.5 Further Assurances; Cooperation; Notification.

(a) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of China-Biotics and without further consideration, the Company shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as China-Biotics may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b) At all times from the date hereof until the Closing, each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 5.

5.6 Public Announcements. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of China-Biotics and the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

5.7 Satisfaction of Conditions Precedent. Each party shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

ARTICLE 6
CONDITIONS TO THE OBLIGATIONS OF CHINA-BIOTICS

Notwithstanding any other provision of this Agreement to the contrary, the obligation of China-Biotics to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by China-Biotics, of each of the following conditions:

6.1 Representations and Warranties True. The representations and warranties of the Company and the Company Shareholders contained in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct at the Closing with respect to such date or period.

6.2 Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

6.3 Required Approvals and Consents.

(a) All action required by Law and otherwise to be taken by the directors and shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein shall have been delivered, made or obtained, and China-Biotics shall have received copies thereof.

6.4 Agreements and Documents. China-Biotics shall have received a certificate of good standing of the Company from the British Virgin Islands and any other states where the Company is qualified to do business, as of the most recent practicable date.

6.5 Adverse Changes. No Material Adverse Effect shall have occurred with respect to the Company since December 31, 2005, except as expressly permitted or contemplated by this Agreement.

6.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of China-Biotics, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.7 Legislation. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

ARTICLE 7
CONDITIONS TO OBLIGATIONS OF THE COMPANY AND COMPANY SHAREHOLDERS

Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and Company Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by the Company, of each of the following conditions:

7.1 Representations and Warranties True. The representations and warranties of China-Biotics contained in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct at the Closing with respect to such date or period.

7.2 Performance. China-Biotics shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by China-Biotics at or prior to the Closing.

7.3 Required Approvals and Consents.

(a) All action required by law and otherwise to be taken by the directors and stockholders of China-Biotics to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

(b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, shall have been delivered, made or obtained, and the Company shall have received copies thereof.

7.4 Agreements and Documents. The Company shall have received the following agreements and documents, each of which shall be in full force and effect:

(a) a copy of the written consent of the board of directors of China-Biotics, executed by all such directors, approving the transactions contemplated by this Agreement, including the issuance of the Exchange Shares and the matters referred to in Section 7.4(f) of this Agreement;

(c) a certified list of the record holders of capital stock of China-Biotics as of the most recent practicable date evidencing all of the shares of China-Biotics capital stock issued and outstanding;

(d) a certificate of good standing of China-Biotics from the State of Delaware and any other states where China-Biotics is qualified to do business, as of the most recent practicable date;

(e) written resignations of the officers and directors of China-Biotics, effective as of the Closing, and evidence that prior to their resignations, the pre-Closing directors of China-Biotics appointed to the board of directors of China-Biotics the persons designated by the Company Shareholders, to be effective as of the Closing;

(f) a written agreement between Stan Ford and China-Biotics (the “Stan Ford Agreement”), in form and substance satisfactory to the Company, whereby China-Biotics agrees to transfer to Mr. Ford (i) all of its right, title and interest in and to the 726 shares of stock of Diadem Resources Ltd. that it holds, and (ii) US$5,000, in exchange for the assumption by Mr. Ford of any and all liabilities associated therewith and the delivery by Mr. Ford to China-Biotics for cancellation of the 20,000,000 shares of common stock of China-Biotics owned by Mr. Ford, the consummation of which shall be conditioned solely upon, and occur immediately after, the Closing;

(g) a copy of a written consent of the board of directors of China-Biotics regarding the change of the list of authorized banking signatories for all bank accounts of China-Biotics to persons nominated by the Company, or evidence reasonably satisfactory to the Company that all bank accounts of China-Biotics have been closed with no further Liability thereunder; and

(h) all books and records of China-Biotics.

7.5 Adverse Changes. No Material Adverse Effect shall have occurred with respect to China-Biotics since November 30, 2005, except as expressly permitted or contemplated by this Agreement.

7.7 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on China-Biotics’ business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.8 Legislation. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

7.9 No Assets and Liabilities. China-Biotics shall have no material Liabilities, assets or operations, other than any Liabilities or assets, other than those that will be transferred to Stan Ford immediately after the Closing as set forth in Section 7.4(f).

7.10 Filings; Press Releases. China-Biotics shall have made such filings and press releases, in form and substance satisfactory to the Company, as may be requested by the Company to comply with any disclosure requirements under the U.S. securities regulations.

7.11 Appropriate Documentation. The Company shall have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, copies of all documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 7 as the Company may reasonably request.

ARTICLE 8
TERMINATION AND ABANDONMENT

8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and China-Biotics.

8.2 Termination by Either the Company or China-Biotics. This Agreement may be terminated by either the Company or China-Biotics if the Closing is not consummated by March 31, 2006 (provided that the right to terminate this Agreement under this Section 8.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

8.3 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or China-Biotics pursuant to this Article 8, written notice thereof shall be given to all other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

(a) Each of the parties shall, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b) No party shall have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

(c) All filings, applications and other submissions made pursuant to the terms of this Agreement shall, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1 Expenses. China-Biotics and the Company shall each bear their own costs and expenses relating to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

9.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, supplemented or modified only in a writing duly executed by all of the parties hereto.

9.3 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by China-Biotics, on the one hand, and the Company and the Company Shareholders, on the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

9.4 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

9.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the date of transmission, if sent by facsimile, telecopy, telex or other similar telegraphic communications equipment; (iii) one business day after delivery to an overnight delivery courier service for next-business day delivery; or (iv) on the fifth business day following the date of mailing, if sent by registered mail, return receipt requested, postage prepaid, and in each case addressed to such party at the following address:

If to the Company or, following the Closing, to China-Biotics:

Sinosmart Group Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Attn: President
Fax: 86-21-5834-7713

With a copy (which shall not constitute notice) to:

Preston Gates & Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
Attn: Eric Simonson
Fax: (206) 623-7022

And to:
Preston Gates & Ellis LLP
35/F, Two International Finance Centre
8 Finance Street, Central
Hong Kong
Attn: Mr. Clifford Ng/ Ms. Felicia Law
Fax: (852) 2511-9515

If to China-Biotics prior to the Closing:

China-Biotics, Inc.
c/o Chinamerica Fund, LP
2909 St. Andrews Drive
Richardson, TX 75082
Attn: Mr. Beau Johnson
Telephone No.: 972-690-1177
Facsimile: 972-690-1306

And to:
Stan Ford
1000 355 Burrand Street
Vancouver, BC V6C 2G8
Telephone No.: 604-687-5257
Facsimile: 604-608-6163

With a copy (which shall not constitute notice) to:

Secore & Waller, LLP
12221 Merit Drive, Suite 1100
Dallas, TX 75251
Attn: Ms. Joan Conway Waller
Telephone No.: 972-776-0200
Facsimile: 972-776-0240

And to:
Heskett & Heskett
501 South Johnston, Suite 501
Bartlesville, OK 74003
Attn: Mr. John Heskett
Telephone No.: 918-336-1773
Facsimile: 918-336-3152

or to such other person or address as such party shall furnish to the other parties hereto in writing in accordance with this Section 9.5.

If to a Company Shareholder, to the appropriate address set forth on the signature page hereto or at such other address as such Company Shareholder shall furnish to the other parties hereto in writing in accordance with this Section 9.5.

9.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

9.7 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of Delaware (without regard to the laws of conflict that might otherwise apply) as to all matters, including matters of validity, construction, effect, performance and remedies.

9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9 Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

9.10 Entire Agreement. This Agreement, and any schedules and exhibits hereto and other writings referred to in this Agreement or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this “Agreement” or the “Agreement.” There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

9.11 Remedies and Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 5 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation shall cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of Article 5 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

9.12 Definition of Material Adverse Effect. “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

9.13 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by an Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

9.14 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SINOSMART GROUP INC.	CHINA-BIOTICS, INC.

/s/ Song Jinan	/s/ Stan Ford
Name: SONG JINAN Title: Director	Name: STAN FORD Title: President

COMPANY SHAREHOLDERS:

Song Jinan	Yan Yihong

/s/ Song Jinan	/s/ Yan Yihong
Address: Ningqiao Road, Jingqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China Facsimile No: 86-21-5834-7713	Address: Ningqiao Road, Jingqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China Facsimile No: 86-21-5834-7713

Yan Li	Kwok Kin Kwok

/s/ Yan Li	/s/ Kwok Kin Kwok
Address: Ningqiao Road, Jingqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China Facsimile No: 86-21-5834-7713	Address: Flat B, 7/F., Block 8, Caribbean Coast, Tung Chung, New Territories, Hong Kong Facsimile No: 852-2802-3223

Huang Weida	Charming Leader Group Limited

/s/ Huang Weida	/s/ TAI Kwok Leung, Alexander
Address: Ningqiao Road, Jingqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China Facsimile No: 86-21-5834-7713	Name: TAI Kwok Leung, Alexander Title: Director Address: 20F., Diamond Exchange Building, 8-10 Duddell Street, Hong Kong Facsimile No: 853-2230-0733

[Signature Page to Securities Exchange Agreement]

Chinamerica Fund, L.P.	Chinamerica Sino-biotics Acquisition, LLC
By: Chinamerica Partners, LP Its General Partner By: Chinamerica Holdings, LLC Its General Partner	By: Chinamerica Holdings, LLC Its Manager

/s/ Beau Johnson	/s/ Beau Johnson
Name: Beau Johnson Title: Manager Address: 2909 St. Andrews Drive Richardson, Texas 75082 Facsimile No: (972) 690-1306	Name: Beau Johnson Title: Manager Address: 2909 St. Andrews Drive Richardson, Texas 75082 Facsimile No: (972) 690-1306

Pope Investments LLC	Halter/Pope USX China Fund
Pope Asset Managment, LLC, Manager

/s/ William P. Wells	/s/ Stephen Parr
Name: William P. Wells Title: Member Address:5100 Poplar Avenue, Suite 512 Memphis, TN 38137 Facsimile No: 901-763-4229	Name: Stephen Parr Title: President Address: 5100 Poplar Avenue, Suite 512 Memphis, TN 38137 Facsimile No: 901-763-4229

BFS US Special Opportunities Trust PLC	Renaissance US Growth Investment Trust PLC
By: RENN Capital Group, Inc. Its Investment Adviser	By: RENN Capital Group, Inc. Its Investment Manager

/s/ Russell Cleveland	/s/ Russell Cleveland
Name: Russell Cleveland Title: President Address: 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206 Facsimile No: 214-891-8291	Name: Russell Cleveland Title: President Address: 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206 Facsimile No: 214-891-8291

Matt Hayden

/s/ Matt Hayden
Address:1298 Prospect Street, Suite D LaJolla, CA 92037 Phone/Facsimile No: 843-361-0758

[Signature Page to Securities Exchange Agreement]

EXHIBIT A
COMPANY SHAREHOLDERS

Company Shareholder	Shares
Song Jinan	4,545
Yan Li	2,655
Huang Weida	1,350
Yan Yihong	450
Kwok Kin Kwok	1,000
Charming Leader Group Limited	1,429
Chinamerica Fund, LP	423
Chinamerica Sino-biotics Acquisition LLC	705
Pope Investments LLC	1,307
Halter/Pope USX China Fund	56
Matt Hayden	85
BFS US Special Opportunities Trust PLC	141
Renaissance US Growth Investment Trust PLC	141
Total	14,287

EXHIBIT B
EXCHANGE SHARES

Company Shareholder / Designee	Shares
Song Jinan	5,084,037
Yan Li	2,969,883
Huang Weida	1,510,110
Yan Yihong	503,370
Kwok Kin Kwok To be issued to Bright Treasure Group Ltd.	1,118,600
Charming Leader Group Limited
To be issued as follows:
Charming Leader Group Limited
Fascinating Gain Investments Limited
Sharpsville Investments Limited
Yiu Ying Fai
Po Ka Tsun Karlson
Master Talent Group Ltd.
Bright Boom Group Ltd.
734,850 734,850 500,650 290,650 221,000 221,000 221,000
Total	2,924,000
Chinamerica Fund, LP	276,752
Chinamerica Sino-biotics Acquisition LLC	461,255
Pope Investments LLC	855,240
Halter/Pope USX China Fund	36,900
Matt Hayden	55,351
BFS US Special Opportunities Trust PLC	92,251
Renaissance US Growth Investment Trust PLC	92,251
Total	15,980,000